Exhibit 99.1

Donaldson Reports Second Quarter Fiscal Year 2025 Sales and Earnings

Second quarter sales of $870.0 million, down 0.8% year over year, up 0.9% in constant currency
GAAP EPS of $0.79, down 2.2% versus 2024; Adjusted EPS of $0.83, up 2.5%
Continuing to project record fiscal 2025 EPS

MINNEAPOLIS (February 27, 2025) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported second quarter fiscal 2025 generally accepted accounting principles (GAAP) net earnings of $95.9 million, compared with $98.7 million in fiscal 2024. Second quarter 2025 GAAP earnings per share (EPS)1 were $0.79 compared with 2024 EPS of $0.81. Second quarter 2025 adjusted EPS2,3 was $0.83. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“The Donaldson team delivered robust margins this quarter, displaying resilience and agility despite ongoing macroeconomic headwinds,” said Tod Carpenter, chairman, president and chief executive officer. “We generated sales growth in Aftermarket, Aerospace and Defense, and Life Sciences, while also diligently managing costs and further optimizing operating expenses.

“Our diversified portfolio of businesses, once again, provides balance in an uncertain environment, giving us confidence in our ability to drive record earnings in fiscal 2025. We remain committed to delivering long-term value creation through the execution of our strategic initiatives, with a focus on new product innovation and investments across all verticals.”
1 All EPS figures refer to diluted EPS.
2 Adjusted EPS is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations.
3 Second quarter fiscal 2025 adjusted results exclude $2.2 million of pre-tax restructuring charges related to footprint optimization and cost reduction initiatives as well as $4.4 million of business development charges.

Donaldson Company Reports Fiscal Second Quarter 2025 Earnings - Page 2 of 5
Second Quarter Operating Results

Sales of $870.0 million declined 0.8% compared with 2024 driven by a 170 basis point negative impact from currency translation partially offset by pricing benefits.

	Three Months Ended		Six Months Ended
	January 31, 2025		January 31, 2025
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	(12.8)%	(10.9)%	(9.3)%	(8.8)%
On-Road	(24.4)	(22.7)	(19.5)	(18.7)
Aftermarket	4.0	6.0	7.3	8.0
Total Mobile Solutions segment	(0.5)	1.4	2.7	3.4

Industrial Solutions segment
Industrial Filtration Solutions	(7.5)	(6.5)	(3.5)	(3.4)
Aerospace and Defense	18.7	19.6	22.6	22.7
Total Industrial Solutions segment	(3.7)	(2.6)	0.3	0.4

Life Sciences segment
Total Life Sciences segment	9.2	10.9	12.8	12.4

Total Company	(0.8)%	0.9%	2.7%	3.2%

Mobile Solutions segment (Mobile) sales decreased 0.5% as a result of headwinds from currency translation. Aftermarket sales increased 4.0% driven by strong market demand in the OEM channel. Off-Road and On-Road sales decreased 12.8% and 24.4%, respectively, from a decline in global equipment production mainly in agriculture and transportation markets.

Industrial Solutions segment (Industrial) sales decreased 3.7% mainly due to volume declines. Industrial Filtration Solutions (IFS) sales declined 7.5% as a result of slower investments in capex-based businesses and Power Generation project timing. Aerospace and Defense sales grew 18.7%, driven by robust Defense sales.

Life Sciences segment (Life Sciences) sales increased 9.2% from strong volume growth in Disk Drive.

Donaldson Company Reports Fiscal Second Quarter 2025 Earnings - Page 3 of 5
Gross margin was 35.2%, flat versus 2024 with benefits from select input cost deflation offset by unfavorable sales mix.

Operating expenses as a percentage of sales were 20.7%, an increase from 20.4% in the prior year, due to restructuring and business development charges. Excluding these charges, adjusted operating expenses as a percentage of sales were 20.0%, down 40 basis points from 2024, due to disciplined expense management.

Operating income as a percentage of sales (operating margin) of 14.4% decreased 40 basis points year over year from 14.8% in 2024 driven by restructuring and business development charges. Adjusted operating margin was 15.2%, a 40-basis point year-over-year increase due to expense leverage.

Interest expense was $5.9 million versus $5.6 million a year ago due to higher interest rates. Other income, net increased to $5.4 million compared with $4.9 million in 2024, primarily from fewer foreign exchange losses versus prior year. The Company’s effective tax rate was 23.2% compared with 23.5% a year ago.

Year-to-date, Donaldson paid $64.6 million in dividends and repurchased 0.9% of its outstanding shares for $81.4 million.

Updated Fiscal 2025 Outlook

Adjusted full-year EPS guidance is narrowed to between $3.60 and $3.68, excluding $0.06 of first half fiscal 2025 restructuring and business development charges, and the midpoint is consistent with previous guidance. 2024 GAAP and adjusted4 EPS were $3.38 and $3.42, respectively. Sales are forecast to be flat to up 4% compared with prior year, with a headwind from currency translation of roughly 1% and a pricing benefit of approximately 1%.

Mobile sales are projected to be down 1% to up 3% versus 2024. Off-Road sales are expected to decline mid-single digits due to end-market weakness, particularly in agriculture. On-Road sales are forecast to decrease low-double digits due to an exit from non-strategic product sales combined with a decline in global truck production. Aftermarket sales are projected to increase low-single digits, driven by robust OEM channel demand and market share gains.

Industrial sales are forecast to grow between 1% and 5% year over year. IFS sales are projected to increase low-single digits with growth across most businesses, including dust collection, Industrial Hydraulics and Industrial Gases. Aerospace and Defense sales are expected to increase high-single digits as robust end-market conditions continue.

Life Sciences sales are forecast to grow high-single digits compared with 2024 driven by growth in Disk Drive and Food & Beverage.

4 Fiscal 2024 adjusted results exclude $6.4 million of pre-tax restructuring and other charges largely related to footprint optimization and cost reduction initiatives.

Donaldson Company Reports Fiscal Second Quarter 2025 Earnings - Page 4 of 5
Adjusted operating margin, resulting from solid gross margin and operating expense leverage, is expected to be between 15.6% and 16.0%, up from previous guidance of 15.3% and 15.9%, and versus 15.2%, or 15.4% on an adjusted basis, in 2024.

Interest expense is estimated to be approximately $21 million and other income is forecast to be between $18 million and $20 million. Donaldson projects a fiscal 2025 effective income tax rate of between 23% and 25%.

Capital expenditures are forecast to be between $85 million and $100 million and free cash flow conversion is expected to be between 85% and 95%. For the full year, Donaldson anticipates repurchasing 2% to 3% of its shares outstanding.

Miscellaneous

The Company will webcast its second quarter fiscal 2025 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fiscal Second Quarter 2025 Earnings - Page 5 of 5

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events, including natural disasters; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments to ESG; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 140 locations on six continents partner with customers – from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31,			January 31,
	2025	2024	Change	2025	2024	Change
Net sales	$870.0	$876.7	(0.8)%	$1,770.1	$1,723.0	2.7%
Cost of sales	564.1	568.1	(0.7)	1,144.6	1,113.5	2.8
Gross profit	305.9	308.6	(0.9)	625.5	609.5	2.6
Selling, general and administrative	159.2	156.8	1.5	325.3	311.8	4.3
Research and development	21.2	22.1	(4.1)	43.9	43.4	1.1
Operating expenses	180.4	178.9	0.8	369.2	355.2	3.9
Operating income	125.5	129.7	(3.1)	256.3	254.3	0.8
Interest expense	5.9	5.6	5.3	11.4	11.1	2.7
Other income, net	(5.4)	(4.9)	9.7	(10.6)	(8.7)	22.4
Earnings before income taxes	125.0	129.0	(3.0)	255.5	251.9	1.5
Income taxes	29.1	30.3	(3.9)	60.6	61.1	(0.8)
Net earnings	$95.9	$98.7	(2.7)%	$194.9	$190.8	2.2%

Weighted average shares – basic	119.6	120.5	(0.8)%	119.8	120.7	(0.8)%
Weighted average shares – diluted	121.4	122.1	(0.6)%	121.7	122.4	(0.6)%

Net EPS – basic	$0.80	$0.82	(2.0)%	$1.63	$1.58	3.0%
Net EPS – diluted	$0.79	$0.81	(2.2)%	$1.60	$1.56	2.8%

Dividends paid per share	$0.27	$0.25	8.0%	$0.54	$0.50	8.0%
Note: Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful

Donaldson Company, Inc.
Fiscal Second Quarter 2025 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 31,	July 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$189.1	$232.7
Accounts receivable, net	597.6	629.7
Inventories, net	540.8	476.7
Prepaid expenses and other current assets	95.0	99.0
Total current assets	1,422.5	1,438.1
Property, plant and equipment, net	637.8	645.5
Goodwill	469.3	478.4
Intangible assets, net	160.8	171.9
Other long-term assets	270.9	180.4
Total assets	$2,961.3	$2,914.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$37.7	$28.3
Current maturities of long-term debt	25.0	25.0
Accounts payable	375.2	379.4
Accrued employee compensation and related taxes	112.3	140.9
Deferred revenue	27.1	19.7
Income taxes payable	57.2	42.6
Dividends payable	32.3	32.5
Other current liabilities	99.0	114.1
Total current liabilities	765.8	782.5
Long-term debt	514.7	483.4
Non-current income taxes payable	18.7	39.8
Deferred income taxes	13.3	16.1
Other long-term liabilities	104.4	103.4
Total liabilities	1,416.9	1,425.2

Total stockholders’ equity	1,544.4	1,489.1
Total liabilities and stockholders’ equity	$2,961.3	$2,914.3
Donaldson Company, Inc.
Fiscal Second Quarter 2025 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	January 31,
	2025	2024
Operating Activities
Net earnings	$194.9	$190.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	50.5	48.9
Deferred income taxes	(13.3)	(10.3)
Stock-based compensation expense	16.4	14.5
Other, net	0.6	1.4
Changes in operating assets and liabilities	(85.8)	(20.3)
Net cash provided by operating activities	163.3	225.0

Investing Activities
Purchases of property, plant and equipment	(43.9)	(44.5)
Equity investment	(71.2)	—
Net cash used in investing activities	(115.1)	(44.5)

Financing Activities
Proceeds from long-term debt	55.0	35.0
Repayments of long-term debt	(20.0)	(88.7)
Change in short-term borrowings	10.7	16.3
Purchase of treasury stock	(81.6)	(86.6)
Payment of contingent consideration	(1.8)	—
Dividends paid	(64.6)	(60.3)
Exercise of stock options and other	13.8	12.6
Net cash used in financing activities	(88.5)	(171.7)
Effect of exchange rate changes on cash	(3.3)	(2.1)
(Decrease) increase in cash and cash equivalents	(43.6)	6.7
Cash and cash equivalents, beginning of period	232.7	187.1
Cash and cash equivalents, end of period	$189.1	$193.8
Donaldson Company, Inc.
Fiscal Second Quarter 2025 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2025	2024	2025	2024
Gross margin	35.2%	35.2%	35.3%	35.4%
Operating expenses	20.7%	20.4%	20.9%	20.6%
Operating margin	14.4%	14.8%	14.5%	14.8%
Other income, net	(0.6)%	(0.5)%	(0.6)%	(0.5)%
Depreciation and amortization	2.9%	2.8%	2.9%	2.8%
EBITDA	17.9%	18.2%	17.9%	18.1%
Effective tax rate	23.2%	23.5%	23.7%	24.2%
Earnings before income taxes - Mobile Solutions	17.4%	18.0%	17.9%	17.6%
Earnings before income taxes - Industrial Solutions	16.1%	18.0%	16.0%	17.8%
Loss before income taxes - Life Sciences	(0.7)%	(9.2)%	(4.2)%	(8.1)%
Cash conversion ratio	74.4%	66.7%	61.2%	94.6%

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2025	2024	2025	2024
Adjusted Rates
Gross margin	35.2%	35.2%	35.4%	35.4%
Operating expenses	20.0%	20.4%	20.4%	20.6%
Operating margin	15.2%	14.8%	15.0%	14.8%
Other income, net	(0.6)%	(0.5)%	(0.6)%	(0.5)%
Depreciation and amortization	2.9%	2.8%	2.9%	2.8%
EBITDA	18.7%	18.2%	18.5%	18.1%
Effective tax rate	23.2%	23.5%	23.7%	24.2%
Earnings before income taxes - Mobile Solutions	17.4%	18.0%	17.9%	17.6%
Earnings before income taxes - Industrial Solutions	16.1%	18.0%	16.0%	17.8%
Loss before income taxes - Life Sciences	(0.7)%	(9.2)%	(4.2)%	(8.1)%
Cash conversion ratio	70.7%	66.7%	58.9%	94.6%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Second Quarter 2025 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2025	2024	Change	2025	2024	Change
Net sales
Mobile Solutions segment
Off-Road	$80.2	$91.9	(12.8)%	$169.3	$186.6	(9.3)%
On-Road	25.3	33.5	(24.4)	57.4	71.3	(19.5)
Aftermarket	442.0	424.9	4.0	893.2	832.4	7.3
Total Mobile Solutions segment	547.5	550.3	(0.5)	1,119.9	1,090.3	2.7

Industrial Solutions segment
Industrial Filtration Solutions	207.5	224.5	(7.5)	419.9	435.1	(3.5)
Aerospace and Defense	46.2	38.9	18.7	91.4	74.5	22.6
Total Industrial Solutions segment	253.7	263.4	(3.7)	511.3	509.6	0.3

Life Sciences segment
Total Life Sciences segment	68.8	63.0	9.2	138.9	123.1	12.8

Total Company	$870.0	$876.7	(0.8)%	$1,770.1	$1,723.0	2.7%

Earnings (loss) before income taxes
Mobile Solutions segment	$95.5	$99.2	(3.7)%	$200.2	$191.4	4.6%
Industrial Solutions segment	40.9	47.4	(13.7)	81.9	90.7	(9.7)
Life Sciences segment	(0.5)	(5.8)	91.4	(5.8)	(10.0)	42.0
Corporate and unallocated	(10.9)	(11.8)	7.6	(20.8)	(20.2)	(3.0)
Total Company	$125.0	$129.0	(3.0)%	$255.5	$251.9	1.5%

Earnings (loss) before income taxes percentage
Mobile Solutions segment	17.4%	18.0%	(0.6)%	17.9%	17.6%	0.3%
Industrial Solutions segment	16.1%	18.0%	(1.9)%	16.0%	17.8%	(1.8)%
Life Sciences segment	(0.7)%	(9.2)%	8.5%	(4.2)%	(8.1)%	3.9%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful
Donaldson Company, Inc.
Fiscal Second Quarter 2025 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended January 31, 2025
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	(12.8)%	0.1%	(33.6)%	7.2%	(5.1)%
On-Road	(24.4)	(31.4)	(16.2)	(14.1)	(17.9)
Aftermarket	4.0	8.6	0.1	(1.5)	3.7
Total Mobile Solutions segment	(0.5)	4.0	(9.6)	(1.1)	2.9

Industrial Solutions segment
Industrial Filtration Solutions	(7.5)	(6.8)	(8.6)	(6.8)	(10.5)
Aerospace and Defense	18.7	30.6	(13.7)	14.6	N/A
Total Industrial Solutions segment	(3.7)	0.7	(9.2)	(6.3)	(10.5)

Life Sciences segment
Total Life Sciences segment	9.2	50.9	(7.5)	14.4	10.0

Total Company	(0.8)%	3.8%	(9.2)%	0.5%	1.7%

	Six Months Ended January 31, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(9.3)%	1.2%	(26.8)%	6.5%	1.5%
On-Road	(19.5)	(22.3)	(6.5)	(21.8)	(4.4)
Aftermarket	7.3	9.3	7.3	5.0	4.8
Total Mobile Solutions segment	2.7	5.3	(2.5)	2.6	4.5

Industrial Solutions segment
Industrial Filtration Solutions	(3.5)	(2.6)	(4.5)	(1.6)	(11.3)
Aerospace and Defense	22.6	35.6	(12.8)	11.9	N/A
Total Industrial Solutions segment	0.3	4.8	(5.5)	(1.2)	(11.3)

Life Sciences segment
Total Life Sciences segment	12.8	24.2	(1.8)	24.5	11.0

Total Company	2.7%	5.6%	(3.4)%	5.5%	2.9%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Second Quarter 2025 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended January 31, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(10.9)%	0.1%	(31.2)%	11.0%	(0.5)%
On-Road	(22.7)	(31.4)	(12.4)	(11.0)	(7.1)
Aftermarket	6.0	8.6	3.1	1.5	7.9
Total Mobile Solutions segment	1.4	4.0	(6.8)	2.0	7.3

Industrial Solutions segment
Industrial Filtration Solutions	(6.5)	(6.8)	(6.8)	(4.4)	(6.4)
Aerospace and Defense	19.6	30.6	(10.8)	19.4	N/A
Total Industrial Solutions segment	(2.6)	0.7	(7.3)	(3.8)	(6.4)

Life Sciences segment
Total Life Sciences segment	10.9	50.9	(4.4)	14.7	18.6

Total Company	0.9%	3.8%	(6.7)%	3.0%	6.0%

	Six Months Ended January 31, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(8.8)%	1.2%	(26.8)%	8.2%	6.1%
On-Road	(18.7)	(22.3)	(5.4)	(21.0)	5.9
Aftermarket	8.0	9.3	7.0	5.7	8.4
Total Mobile Solutions segment	3.4	5.3	(2.7)	3.5	8.3

Industrial Solutions segment
Industrial Filtration Solutions	(3.4)	(2.6)	(4.8)	(0.9)	(8.3)
Aerospace and Defense	22.7	35.6	(12.7)	14.4	N/A
Total Industrial Solutions segment	0.4	4.8	(5.8)	(0.5)	(8.3)

Life Sciences segment
Total Life Sciences segment	12.4	24.2	(1.8)	22.9	17.5

Total Company	3.2%	5.6%	(3.6)%	5.9%	6.6%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2025 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$90.4	$87.0	$163.3	$225.0
Net capital expenditures	(18.9)	(21.2)	(43.9)	(44.5)
Free cash flow	$71.5	$65.8	$119.4	$180.5

Net earnings	$95.9	$98.7	$194.9	$190.8
Income taxes	29.1	30.3	60.6	61.1
Interest expense	5.9	5.6	11.4	11.1
Depreciation and amortization	25.0	24.6	50.5	48.9
EBITDA	$155.9	$159.2	$317.4	$311.9

Adjusted net earnings	$101.0	$98.7	$202.5	$190.8
Adjusted income taxes	30.6	30.3	62.9	61.1
Interest expense	5.9	5.6	11.4	11.1
Depreciation and amortization	25.0	24.6	50.5	48.9
Adjusted EBITDA	$162.5	$159.2	$327.3	$311.9

Gross profit	$305.9	$308.6	$625.5	$609.5
Restructuring charges	0.6	—	1.7	—
Business development charges	—	—	—	—
Adjusted gross profit	$306.5	$308.6	$627.2	$609.5

Operating expense	$180.4	$178.9	$369.2	$355.2
Restructuring charges	(1.6)	—	(3.8)	—
Business development charges	(4.4)	—	(4.4)	—
Adjusted operating expense	$174.4	$178.9	$361.0	$355.2

Operating income	$125.5	$129.7	$256.3	$254.3
Restructuring charges	2.2	—	5.5	—
Business development charges	4.4	—	4.4	—
Adjusted operating income	$132.1	$129.7	$266.2	$254.3

Net earnings	$95.9	$98.7	$194.9	$190.8
Restructuring charges, net tax	1.7	—	4.2	—
Business development charges, net tax	3.4	—	3.4	—
Adjusted net earnings	$101.0	$98.7	$202.5	$190.8

Donaldson Company, Inc.
Fiscal Second Quarter 2025 Earnings Press Release Schedules

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2025	2024	2025	2024
Diluted EPS	$0.79	$0.81	$1.60	$1.56
Restructuring charges	0.01	—	0.03	—
Business development charges	0.03	—	0.03	—
Adjusted diluted EPS	$0.83	$0.81	$1.66	$1.56

2025 Adjusted EPS Guidance
A reconciliation of the Company’s fiscal 2025 adjusted EPS guidance to fiscal 2025 GAAP EPS guidance is not included in this release due to the number of variables in the projected GAAP EPS range and the Company’s current inability to reasonably quantify certain amounts, such as restructuring or other charges, that would be included in the GAAP measure or the individual adjustments for such reconciliation.
Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2025 Earnings Press Release Schedules